Exhibit 1.1

[—] Shares

TRIBUNE MEDIA COMPANY

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

April [—], 2015

April [—], 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Tribune Media Company, a Delaware corporation (the “Company”), and the selling shareholders of the Company named in Schedule I hereto (the “Selling Shareholders”) confirm their agreement with you, with respect to the sale by the Selling Shareholders to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [—] shares (the “Firm Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”). The Selling Shareholders also propose to sell to the several Underwriters, at the option of the Representatives, not more than an additional [—] shares of Common Stock (the “Additional Shares”) as set forth below. The Firm Shares and the Additional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.”

For purposes of this underwriting agreement (the “Agreement”), “issuer free writing prospectus” means any “issuer free writing prospectus” as defined in Rule 433(h) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, including, without limitation, any “free writing prospectus” as defined in Rule 405 of the Securities Act (“Rule 405”), relating to the Shares, that is (i) required to be filed with the Securities and Exchange Commission (the “Commission”) by the Company, (ii) a “road show” as defined in Rule 433(h) of the Securities Act that is a “written communication” as defined in Rule 405 of the Securities Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus dated April [—], 2015 together with the documents and each issuer free writing prospectus or other information, if any, set forth in Schedule III hereto under the caption Time of Sale Prospectus.

The Company has filed with the Commission a registration statement on Form S-1 (File No. 333-203286), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(c) Except for the issuer free writing prospectuses, if any, identified in Schedule III hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any issuer free writing prospectus. No issuer free writing prospectus shall conflict with the information contained in the Time of Sale Prospectus or Prospectus, and no issuer free writing prospectus, when taken together with the Time of Sale Prospectus, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the issuer free writing prospectuses and the Time of Sale Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you as Representatives expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company may be required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) Each of the Company and its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Securities Act (each, a “Designated Subsidiary”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not have a material adverse effect on the condition (financial or otherwise), business, management, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; and all of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than any lien, encumbrance, equity or claim which is granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Material U.S. Federal Tax Considerations for Non-U.S. Holders” and “Business—Regulatory Environment” insofar as they purport to summarize certain provisions of the laws and documents referred to therein, are accurate in all material respects.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) violate any provision of the certificate of incorporation or by-laws of the Company, (ii) conflict with any agreement or other instrument binding upon the Company or any of its Designated Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) violate any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Designated Subsidiary (assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, and the compliance by the holders of the Common Stock with the offering and transfer restrictions set forth in the Time of Sale Prospectus), except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (i) the registration under the Securities Act of the Shares, (ii) such consent, approval, authorization or qualification as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (iii) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, and (iv) where the failure to obtain any such consent, approval, authorization or qualification would not reasonably be expected to have a Material Adverse Effect or impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

(j) Neither the Company nor any Designated Subsidiary is (i) in violation of its respective certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws or similar organizational document, as applicable, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or any of the Company’s subsidiaries, taken as a whole, to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary or its respective property is bound, except in the case of clauses (i) (other than with respect to the Company) and (ii) above, for any such violation or default that would not reasonably be expected to have a Material Adverse Effect.

(k) Other than as set forth in the Time of Sale Prospectus, there are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Designated Subsidiaries is a party or to which any of the properties of the Company or any of its Designated Subsidiaries is subject (i) that are required under the Securities Act to be described in the Registration Statement or the Prospectus, (ii) that would reasonably be expected to have a Material Adverse Effect or (iii) that would impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

(l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) PricewaterhouseCoopers LLP (“PWC”), which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related schedules and notes thereto) of the Company, which are included in the Time of Sale Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to the Company, as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(o) Deloitte & Touche LLP (“D&T”), which has expressed its opinion with respect to certain financial statements of Television Food Network, G.P. (“TVFN”) included in the Time of Sale Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to TVFN, as required by the Securities Act and the Exchange Act.

(p) The consolidated financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data of the Company set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” have been derived from the Company’s audited consolidated financial statements.

(q) The Company and its Designated Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health as it relates to exposure to hazardous substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(r) There are no costs or liabilities arising under Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in the Time of Sale Prospectus or have been validly waived or complied with.

(t) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Country”).

(ii) Since December 31, 2012, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealing or transaction with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except in the case of each of clauses (i), (ii) and (iii) as set forth in or contemplated by the Registration Statement, Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such liens, encumbrances or defects that would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(y) The Company and its subsidiaries collectively own or possess, or have the legal right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (“Intellectual Property”), except to the extent that lack of ownership or possession of such right would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with any Intellectual Property rights with respect to which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) i) The Company and its subsidiaries hold such validly issued Federal Communications Commission (the “FCC”) licenses and authorizations as are necessary to operate their respective television stations (the “Stations”) and to conduct their businesses as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect, except where the failure to so possess such FCC License would not reasonably be expected to have a Material Adverse Effect. The Stations of the Company and its subsidiaries are listed on Schedule V hereto, and each of such Station’s main station FCC license has the expiration date indicated on Schedule V.

(i) Neither the Company nor any of its subsidiaries has any knowledge of any condition imposed by the FCC as part of any FCC License, other than conditions either set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the “Communications Act”) applicable generally to stations of the type, nature, class or location of the Station in question, which would not, in either case, reasonably be expected to result in a Material Adverse Effect. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

(ii) Except as set forth on Schedule V hereto, no proceedings are pending or to the knowledge of the Company or any of its subsidiaries are threatened which would reasonably be expected to result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operations, other than any matters which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect and proceedings affecting the television broadcasting industry in general.

(iii) Except as set forth on Schedule V hereto, all reports, applications and other documents required to be filed by the Company and its subsidiaries with the FCC with respect to the Stations and the transfer and the sale of the Shares contemplated hereby have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Company or any of its subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

(iv) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

(aa) Each of the network affiliation agreements between the broadcast television stations owned or operated by the Company or any of its subsidiaries and networks including, but not limited to, American Broadcasting Company (“ABC”), CBS Corporation (“CBS”),

FOX Broadcasting Company (“FOX”), National Broadcasting Company (“NBC”) and The CW Network, LLC (“CW”) respectively, have been duly authorized, executed and delivered by the Company or the subsidiary and constitute valid and legally binding agreements of the respective parties thereto as of the date hereof.

(bb) The shared services agreements between the Company or any of its subsidiaries and the other parties thereto listed on Schedule VI hereto (a) are a complete list of all shared service agreements entered into by the Company or its subsidiaries with respect to the provision of services relating to the management or operation of local broadcast television stations; (b) have all been duly authorized, executed and delivered by the Company or its subsidiaries; and (c) constitute valid and legally binding agreements of the respective parties thereto.

(cc) All of the material properties, equipment and systems of the Company and its subsidiaries, and the Stations owned and/or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including, without limitation, the FCC and (b) any FCC License, in each case except where such noncompliance or condition could not reasonably be expected to have a Material Adverse Effect.

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is threatened, except as would not be reasonably likely to result in a Material Adverse Effect.

(ee) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ff) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certifications, authorizations and permits would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(gg) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(ii) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj) The Common Stock is listed on the New York Stock Exchange.

(kk) Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement

(as applicable) signed by such Selling Shareholder and [—], as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney (as applicable) appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except for such contravention that would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder (as applicable), except such as (i) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or (ii) as may be required by the rules of FINRA.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney (as applicable) and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney (as applicable) have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) enforceability of any indemnification or contribution provision that may be limited under the federal and state securities laws.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws (if such Selling Shareholder is a corporation) and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment of supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(f) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto (it being understood that the only such information relating to the Selling Shareholders included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Principal and Selling Stockholders” in the Registration Statement).

(g) The Shares to be sold by such Selling Shareholder were (i) issued to such Selling Shareholder pursuant to the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries Proposed by the Debtors, the Official Committee of Unsecured Creditors, Oaktree Capital Management, L.P., Angelo, Gordon & Co., L.P. and JPMorgan Chase Bank, N.A. (in the form confirmed by the order of the United States Bankruptcy Court for the District of Delaware, dated July 23, 2012 (such order and such plan, including all appendices and exhibits thereto, the “Plan”) or (ii) issued to such Selling Shareholder pursuant to the Company’s certificate of incorporation upon conversion of shares of the Company’s Class B common stock, par value $0.001 per share (“Class B Stock”), issued to such Selling Stockholder pursuant to the Plan.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[—] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2), or (4) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder by the Selling Shareholders, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Time of Sale Prospectus or Prospectus, (c) any shares of Common Stock issued or options to purchase Common Stock or restricted stock units (including any performance share unit), shares (whether or not restricted), deferred stock units or other equity awards granted pursuant to an employee benefit or compensation plan or program of the Company referred to in the Registration Statement, Time of Sale Prospectus or Prospectus, (d) the entry into an agreement providing for the issuance of Common Stock or any securities convertible into or exercisable for Common Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (d) does not exceed 10% of the outstanding shares on the date hereof of Common Stock (assuming the conversion of all outstanding shares of Class B Stock and warrants then outstanding into shares of Common Stock) and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Exhibit A hereto) or (e) the filing of any registration statement on Form S-8 (or amendment to a Form S-8). Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (any such release or earnings or announcement of a material event referred to herein as an “Event”), provided, however, that if none of the Underwriters publishes or otherwise distributes a research report or makes a public appearance concerning the Company within three trading days after an Event, the extension of the Restricted Period related to such Event (but not related to any other Event) will be only until the later of (i) the last day of the initial Restricted Period and (ii) the third trading day after such Event. The Company shall provide the Representatives and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(l) with (x) prior notice of any such announcement that gives rise to an extension of the initial Restricted Period and (y) notice of the fact that no Underwriter published or otherwise distributed a research report concerning the Company within such three trading days, which notice shall be provided by the Company at the end of such third trading day. For the avoidance of doubt, no Underwriter shall be responsible for providing any notice to the Company with respect to the foregoing.

4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[—] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[—] a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April [—], 2015, or at such other time on the same or such other date, not later than April [—], 2015, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May [—], 2015, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [—] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred:

(i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the public offering or delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an officer’s certificate of Edward P. Lazarus, Executive Vice President, General Counsel and Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Underwriters, dated the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Underwriters, dated the Closing Date.

(e) The Underwriters shall have received on the Closing Date an opinion of Covington & Burling LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, dated the Closing Date.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for certain of the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriters dated the Closing Date.

(g) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for certain of the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriters dated the Closing Date.

(h) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters dated the Closing Date.

(i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Financial Officer of the Company containing statements and information with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The opinions of Debevoise & Plimpton LLP, Covington & Burling LLP, Davis Polk & Wardwell LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP described in Sections 6(d), 6(e), 6(f) and 6(g) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PWC, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from D&T, independent public accountants of TVFN, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto (relating to Directors and Officers) and Exhibit A-2 (relating to Selling Stockholders), between you and the Selling Shareholders, executive officers and directors of the Company listed on Schedule VI relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(m) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(n) a certificate, dated the Option Closing Date and signed by Edward P. Lazarus, Executive Vice President, General Counsel and Corporate Secretary of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(o) an opinion and negative assurance letter, each dated the Option Closing Date, of Debevoise & Plimpton LLP, outside counsel for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(p) an opinion, dated the Option Closing Date, of Covington & Burling LLP, regulatory counsel for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(q) an opinion, dated the Option Closing Date, of Davis Polk & Wardwell LLP, outside counsel for certain of the Selling Shareholders, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(r) an opinion, dated the Option Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, outside counsel for certain of the Selling Shareholders, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(s) an opinion and negative assurance letter, each dated the Option Closing Date, of Shearman & Sterling LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(t) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from PWC, independent public accountants of the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(u) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from D&T, independent public accountants of TVFN, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(k) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, in the same form and substance as the certificate delivered in Section 6(i) hereof;

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, as many conformed copies of the Registration Statement (including exhibits thereto) as the Underwriters may reasonably request and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or such time as they become available, and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed issuer free writing prospectus to which you reasonably object in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Securities Act, the reasonable fees, out-of-pocket costs and expenses of counsel for the Selling Shareholders in connection with the registration of the Shares under the Securities Act, which amount shall not exceed $50,000 (it being understood that the Selling Shareholders shall be responsible for amounts in excess of $50,000), and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this section, shall not exceed $45,000, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, which, when taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this section, shall not exceed $45,000, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters, collectively, will bear one-half of the costs associated with any chartered aircraft), (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of, used by or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim)

caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto (it being understood that the only such information relating to the Selling Shareholders included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Principal and Selling Stockholders” in the Registration Statement). The aggregate liability of each Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in Section 11(f) shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions but before all taxes and expenses that may be payable by such Selling Shareholder) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto (it being understood that the only such information relating to the Selling Shareholders included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Principal and Selling Stockholders” in the Registration Statement). The aggregate liability of each Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in Section 11(f) shall be limited to the Selling Shareholder Proceeds.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), any road show (when considered together with the Time of Sale Prospectus) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by the immediately preceding sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ respective obligations to contribute pursuant to this Section 11(f) are several in proportion to each of their respective Selling Shareholder Proceeds and not joint.

(g) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(i) Notwithstanding anything to the contrary in this Agreement, the provisions contained in this Section 11 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement, the Company or the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Department, fax: 212-622-8358; if to the Company shall be delivered, mailed or sent to 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: General Counsel, and if to the Selling Shareholders shall be delivered, mailed or sent to [address].

Very truly yours,

TRIBUNE MEDIA COMPANY

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

The Selling Shareholders named in Schedule I hereto, acting severally hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
AGCR V Master Account L.P.
AG Capital Recovery Partners VI, L.P.
AG Capital Recovery Partners VII, L.P.
AG Centre Street Partnership, L.P.
AG Diversified Credit Strategies Fund, L.P.
AG Eleven Partners, L.P.
AG Global Debt Strategy Partners L.P.
AG MM, L.P.
AG Princess, LP
AG Super Fund, L.P.
AG Super Fund International Partners, L.P.
Nutmeg Partners, L.P.
Oaktree Tribune, L.P.
Isolieren Holding Corp.
J.P. Morgan Broker-Dealer Holdings Inc.
Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
Guggenheim Securities, LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [—]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE IV

Persons Delivering Lock-up Agreements

1.	Peter Liguori
2.	Steven Berns
3.	Chandler Bigelow
4.	Melanie Hughes
5.	Edward Lazarus
6.	John Batter
7.	Matthew Cherniss
8.	Lawrence Wert
9.	Bruce A. Karsh
10.	Craig A. Jacobson
11.	Kenneth Liang
12.	Ross Levinsohn
13.	Peter E. Murphy
14.	Laura R. Walker
15.	Oaktree Tribune, L.P.
16.	AGCR V Master Account L.P.
17.	AG Capital Recovery Partners VI, L.P.
18.	AG Capital Recovery Partners VII, L.P.
19.	AG Centre Street Partnership, L.P.
20.	AG Diversified Credit Strategies Fund, L.P.
21.	AG Eleven Partners, L.P.
22.	AG Global Debt Strategy Partners L.P.
23.	AG MM, L.P.
24.	AG Princess, LP
25.	AG Super Fund, L.P.
26.	AG Super Fund International Partners, L.P.
27.	Nutmeg Partners, L.P.
28.	Isolieren Holding Corp.
29.	J.P. Morgan Broker-Dealer Holdings Inc.

IV-1

SCHEDULE V

Stations and FCC Licenses

Station	Market	Main Station License Expiration
WPIX	New York	June 1, 2015(1)

KTLA	Los Angeles	December 1, 2022

WGN-TV	Chicago	December 1, 2021

WGN(AM)	Chicago	December 1, 2020

WPHL	Philadelphia	August 1, 2015(1)

KDAF	Dallas	August 1, 2014(1)

WDCW	Washington	October 1, 2020

KIAH	Houston	August 1, 2022

KCPQ	Seattle	February 1, 2023

KZJO	Seattle	February 1, 2023

WSFL	Miami	February 1, 2021

KDVR	Denver	April 1, 2014(1)

KWGN	Denver	April 1, 2014(1)

WJW	Cleveland	October 1, 2021

KTXL	Sacramento	December 1, 2022

KTVI	St. Louis	February 1, 2014(1)

KPLR	St. Louis	February 1, 2022

KRCW	Portland	February 1, 2015(1)

WXIN	Indianapolis	August 1, 2021

WTTV	Indianapolis	August 1, 2021

WTTK	Indianapolis	August 1, 2021

KSWB	San Diego	December 1, 2022

WTIC	Hartford	April 1, 2015(1)

WCCT	Hartford	April 1, 2015(1)

WDAF	Kansas City	February 1, 2014(1)

KSTU	Salt Lake City	October 1, 2022

WITI	Milwaukee	December 1, 2021

WXMI	Grand Rapids	October 1, 2021

KFOR	Oklahoma City	June 1, 2014(1)

KAUT	Oklahoma City	June 1, 2022

WPMT	Harrisburg	August 1, 2015(1)

WGHP	Greensboro	December 1, 2020

WREG	Memphis	August 1, 2021

WGNO	New Orleans	June 1, 2021

WNOL	New Orleans	June 1, 2021

WTVR	Richmond	October 1, 2020

WHO	Des Moines	February 1, 2022

WHNT	Huntsville	April 1, 2021

WQAD	Davenport	December 1, 2021

KFSM	Ft. Smith	June 1, 2021

KXNW	Ft. Smith	June 1, 2021

(1)	Timely-filed renewal application is pending.

V-1

SCHEDULE VI

Shared Service Agreements

Shared Service Agreement with Local TV Virginia License, LLC, dated December 27, 2013 (Stations WTKR and WGNT (Norfolk, VA))

Shared Service Agreement with Local TV Pennsylvania License, LLC, dated December 27, 2013 (Station WNEP (Wilkes Barre))

VI-1

EXHIBIT A-1

[FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS]

April [—], 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”) with Tribune Media Company, a Delaware corporation (the “Company”), and certain selling stockholders of the Company named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”) providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2). The foregoing sentence shall not apply to (a) the sale of securities pursuant to the Underwriting Agreement, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or by intestacy, (c) distributions of shares of Common Stock or any security convertible into

A1-1

Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a trustee or beneficiary of such trust; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) dispositions of shares to the Company of Common Stock (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock, the vesting of restricted stock units (including performance share units) or the settlement of deferred stock units, provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate (e.g., transaction code “F” in a Form 4) that the disposition of shares was made back to the Company in connection with, as the case may be, the exercise of options to purchase Common Stock, the vesting of restricted stock units (including performance share units) or the settlement of deferred stock units, (B) to effect the cashless exercise of options to purchase Common Stock, provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate (e.g., transaction code “F” in a Form 4) that the disposition of Shares was made back to the Company in connection with the cashless exercise of options to purchase Common Stock or (C) pursuant to the Company’s right to redeem or cause the disposition of shares of Common Stock in order to ensure the Company’s compliance with Federal Communications Laws (as defined below), provided that the undersigned shall provide the Representatives 3 days’ prior written notice informing them of such redemption or disposition, (e) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction (each a “Third Party Transaction”) made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company, provided that (1) such Third Party Transaction has received the approval of the board of directors of the Company, (2) such Third Party Transaction, if completed, occurs subsequent to the completion of the Public Offering and (3) in the event that the Third Party Transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement, (f) dispositions of shares of Common Stock following the termination of the undersigned’s employment with, or membership on the board of directors of, the Company for any reason, provided that no public announcement or filing under the Exchange Act or otherwise is required of or voluntarily made in connection with such disposition (except to the extent permitted by and in compliance with clause (d) above), or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (any such release of earnings or announcement of a material event referred to herein as an “Event”), unless Morgan Stanley waives, in writing, such extension; provided, however, that if none of the Underwriters publishes or otherwise distributes a research report or makes a public appearance concerning the Company within three trading days after an Event, the extension of the Restricted Period related to such Event (but not related to any other Event) will be only until the later of (i) the last day of the initial Restricted Period and (ii) the third trading day after such Event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

For the purposes of clause (e), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

As used herein, “Federal Communications Laws” shall mean any law administered or enforced by the Federal Communications Commission or any successor governmental agency, including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder pertaining to the ownership and/or operation or regulating the business activities of (a) any television or radio station, cable television system or other medium of mass communications or (b) any provider of programming content to any such medium.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary, if (i) the pricing of the Public Offering for the Shares and the execution of the Underwriting Agreement has not occurred prior to (a) May 31, 2015 in the event that the SEC does not review the Registration Statement or (b) June 30, 2015 in the event that the SEC does review the Registration Statement, (ii) the Underwriting Agreement (if executed) (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iii) an application for withdrawal of the registration statement is filed with the SEC, this agreement shall terminate and have no further force or effect.

Very truly yours,

(Name)

(Address)

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Exhibit A-2

[FORM OF LOCK-UP LETTER FOR SELLING STOCKHOLDERS]

April [—], 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”) with Tribune Media Company, a Delaware corporation (the “Company”), and certain selling stockholders of the Company named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”) providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Securities”) (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2). The foregoing sentence shall not apply to (a) sales of Lock-Up Securities by the undersigned pursuant to the Underwriting Agreement, (b) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned,

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including funds or other entities under common control or management with the undersigned, (c) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) provided that such transfers shall not involve a disposition for value, (d) transfers of Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (e) transfers of Lock-Up Securities as bona fide gifts, (f) transfers of Lock-Up Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Lock-Up Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan, (g) bona fide pledges of Lock-Up Securities by the undersigned pursuant to customary financing transactions entered into in the ordinary course of business, (h) transfers of Lock-Up Securities pursuant to an order of a court or regulatory agency and (i) transfers of Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided that, in each case of a transfer or distribution pursuant to clauses (b) through (h), (i) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise (including any filing on Form 4 under Section 16(a) of the Exchange Act) (other than, (A) any such filings made on Form 4 solely in connection with transfers described in clause (b) or clause (h), provided that the filing includes an explanation that the transfer was pursuant to such order in the case of clause (h), and (B) with respect to transfers described in clause (f), such filings made on Form 4 under transaction code “F”), and (ii) the undersigned does not otherwise voluntarily effect any public filing regarding such transfers, in each case during the Restricted Period; provided further that (i) in the case of a transfer or distribution pursuant to clause (b), (c), (d), (e), (h, to the extent it is not inconsistent with such order) or (i), each transferee or distributee (if not already party to a lock-up agreement similar to this agreement) shall execute and deliver to the Representatives a lock-up agreement in the form of this agreement whereby such transferee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this agreement for the duration that such restrictions remain in effect at the time of transfer and (ii) in the case of any pledge of Lock-Up Securities pursuant to clause (g), the pledgee shall, if such pledge is in existence, execute and deliver to the Representatives a lock-up letter in the form of this paragraph upon receipt of such Lock-Up Securities, and if such pledge occurs in the future, execute and deliver to the Representatives a lock-up letter in the form of this paragraph at the time such pledge is granted. For the avoidance of doubt, this agreement shall not apply to any sale or other transfer by the undersigned of shares of Common Stock acquired by the undersigned in open market purchases following the consummation of the Public Offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Restricted Period.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

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the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (any such release of earnings or announcement of a material event referred to herein as an “Event”), unless Morgan Stanley waives, in writing, such extension; provided, however, that if none of the Underwriters publishes or otherwise distributes a research report or makes a public appearance concerning the Company within three trading days after an Event, the extension of the Restricted Period related to such Event (but not related to any other Event) will be only until the later of (i) the last day of the initial Restricted Period and (ii) the third trading day after such Event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, made to all holders of Common Stock involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this agreement shall remain subject to the restrictions herein.

As used herein, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, nothing in this agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Restricted Period; provided that (a) no transactions thereunder are made until after the expiration of the Restricted Period and (b) no public

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disclosure of such plan shall be required or voluntarily made until after the expiration of the Restricted Period. Nothing in this Letter Agreement shall prohibit the undersigned from converting or effecting a split of any warrants related to the Lock-Up Securities as part of its internal structuring to comply with Federal Communications Commission Laws (as defined below) so long as the underlying shares received upon such conversion or split are subject to the lock-up restrictions under this agreement.

As used herein, “Federal Communications Laws” shall mean any law administered or enforced by the Federal Communications Commission or any successor governmental agency, including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder pertaining to the ownership and/or operation or regulating the business activities of (a) any television or radio station, cable television system or other medium of mass communications or (b) any provider of programming content to any such medium.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Representatives receive written notification from the Company, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering, (iii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the Public Offering or (iv) the Public Offering is not priced and the Underwriting Agreement executed by (a) May 31, 2015 in the event that the SEC does not review the Registration Statement or (b) June 30, 2015 in the event that the SEC does review the Registration Statement, this agreement shall be terminated automatically and without further action on the part of any of the parties hereto.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement may only be modified, supplemented, terminated (other than in accordance with its terms) or waived in a writing executed by the undersigned and Morgan Stanley.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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